Exhibit 4

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-26 CUSIP: 21988G668 & 21988GAY2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 15, 2002.

INTEREST ACCOUNT
----------------
Balance as of September 15, 2001 ............................              $0.00
         Scheduled Income received on securities ............      $1,094,625.00
         Unscheduled Income received on securities ..........              $0.00

LESS:
         Distribution to Class A1 Holders ...................     -$1,094,625.00
         Distribution to Class A2 Holders ....................             $0.00
         Distribution to Depositor ..........................              $0.00
         Balance as of March 15, 2002 .......................              $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of September 15, 2001 ....................................      $0.00
         Scheduled Principal payment received on securities .........      $0.00
LESS:
         Distribution to Holders ....................................      $0.00
Balance as of March 15, 2002 ........................................      $0.00

                 UNDERLYING SECURITIES HELD AS OF March 15, 2002

         Principal
         Amount                    Title of Security
         ------                    -----------------
         $31,500,000          Nordstrom Inc 6.95% Debentures due March 15, 2028
                              CUSIP: 655665AH3


         U.S Bank Trust National Association, as Trustee


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